Exhibit 99.1
Marathon Petroleum Corp. Reports Third-Quarter 2026 Results
•Third-quarter net income attributable to MPC of $7.4 billion, or $26.59 per diluted share, adjusted net income of $7.5 billion, or $26.93 per diluted share
•$11.7 billion of adjusted EBITDA, demonstrating the earnings power of MPC’s value chains
•$3.3 billion of capital returned, reflecting strong cash generation and disciplined execution

•Announced a 10% increase in MPC’s quarterly dividend, consistent with our capital allocation priorities

•MPLX increased its quarterly distribution by 12.5% for the third consecutive year, resulting in $3.1 billion of expected annual distributions to MPC

•Advancing strategic priorities through the announced divestiture of Mid-Con assets and intent to reinvest primarily in the Gulf Coast

FINDLAY, Ohio, Nov. 3, 2026 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $7.4 billion, or $26.59 per diluted share, for the third quarter of 2026. This compares with a net income attributable to MPC of $1.4 billion, or $4.51 per diluted share, for the third quarter of 2025.
Adjusted net income was $7.5 billion, or $26.93 per diluted share, for the third quarter of 2026. This compares to adjusted net income of $915 million, or $3.01 per diluted share, for the third quarter of 2025.
The third quarter of 2026 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $11.7 billion, compared with $3.2 billion for the third quarter of 2025.
“Our value chain capabilities remain a defining advantage for us, capturing opportunities to enhance margins across dynamic market conditions,” said Chairman, President and Chief Executive Officer Maryann Mannen. “Strong planning, commercial, and operational execution generated significant cash flows, supporting high-return investments while delivering substantial returns to shareholders. MPLX’s durable growth and increasing cash flow to MPC delivers a differentiated value proposition.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Refining & Marketing segment adjusted EBITDA	$9,895	$1,762	$17,927	$4,141
Midstream segment adjusted EBITDA	1,882	1,709	5,258	5,070
Renewable Diesel segment adjusted EBITDA	254	(56)	550	(117)
Subtotal	12,031	3,415	23,735	9,094
Corporate	(328)	(238)	(858)	(691)
Add: Depreciation and amortization	26	29	75	64
Adjusted EBITDA	$11,729	$3,206	$22,952	$8,467

Refining & Marketing (R&M)
Segment adjusted EBITDA was $9.9 billion in the third quarter of 2026, versus $1.8 billion for the third quarter of 2025. R&M segment adjusted EBITDA was $34.15 per barrel for the third quarter of 2026, versus $6.37 per barrel for the third quarter of 2025. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $294 million in the third quarter of 2026 and $400 million in the third quarter of 2025. Results were driven primarily by higher market crack spreads in all regions.
R&M margin was $45.70 per barrel for the third quarter of 2026, versus $17.60 per barrel for the third quarter of 2025. Crude capacity utilization was 100%, resulting in total throughput of 3.2 million barrels per day (bpd) for the third quarter of 2026. This compares to crude capacity utilization of 95% for the third quarter of 2025.
Refining operating costs were $5.60 per barrel for the third quarter of 2026, versus $5.59 per barrel for the third quarter of 2025.
Midstream
Segment adjusted EBITDA was $1.9 billion in the third quarter of 2026, versus $1.7 billion for the third quarter of 2025. The increase was primarily driven by increased rates and throughputs, increased income from equity affiliates, and growth from acquisitions, partially offset by the divestiture of non-core gathering and processing assets as well as higher operating expenses, including incentive compensation.
Renewable Diesel
Segment adjusted EBITDA was $254 million in the third quarter of 2026, versus $(56) million for the third quarter of 2025. The results reflect a stronger margin environment, improved regulatory credit values, and higher throughputs.
Corporate and Items Not Allocated
Corporate expenses totaled $328 million in the third quarter of 2026, compared with $238 million in the third quarter of 2025. The variance was primarily due to higher expenses related to incentive compensation.
Financial Position, Liquidity, and Return of Capital
As of September 30, 2026, MPC had $13.6 billion of cash, cash equivalents, and short-term investments, including $1.3 billion of cash at MPLX, and no borrowings outstanding under its $5 billion five-year bank revolving credit facility.

On September 15, 2026, MPC redeemed all of its outstanding $749 million senior notes due December 2026.
In the third quarter, the company returned $3.3 billion of capital to shareholders. As of September 30, 2026, the company had $3.1 billion remaining under its share repurchase authorizations.
Additionally, the Board of Directors approved an incremental $5 billion share repurchase authorization. With the addition of this new authorization, the company would have had $8.1 billion available under its share repurchase authorizations as of September 30, 2026. The company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be suspended or discontinued at any time.
Strategic Update
MPC announced the divestiture of the St. Paul Park and Mandan refineries, inclusive of related midstream assets for $4.2 billion. MPC will receive $3.45 billion of the proceeds and intends to reinvest this capital prioritizing opportunities that meet the company’s return thresholds and advance its strategic priorities, primarily in the Gulf Coast. MPLX will receive $750 million of the proceeds, representing a 9x multiple on forecast 2027 adjusted EBITDA of the associated logistics assets. MPLX expects to redeploy this capital in support of its growth plans, anchored in the Permian and Marcellus basins. The transaction is expected to close at the end of 2026.
MPC’s 2026 capital spending outlook (excluding MPLX) is $1.5 billion. Approximately 65% of capital spending is focused on value-enhancing investments and 35% on sustaining operations. MPC’s outlook includes high-return investments at its Galveston Bay, Robinson, El Paso, and Garyville refineries. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns through margin enhancement and cost reduction.

Investment	Details	Expected In-Service
Garyville Jet Flexibility	Increases flexibility to maximize higher value jet fuel production to meet growing demand	1Q26 – Completed
El Paso Yield Improvement	Upgrades fluid catalytic cracker (FCC) and alkylation units to drive volume expansion	2Q26 – Completed
Robinson Product Flexibility	Increases flexibility to maximize higher value jet fuel production to meet growing demand	2Q26 – Completed
Galveston Bay Distillate Hydrotreater	90 thousand bpd (mbpd) hydrotreater, increasing supply of high-value ULSD to domestic and export markets	YE27
Garyville Feedstock Optimization	Further optimizes feedstock slate and increases crude throughput by 30 mbpd	YE27
Garyville Product Export Flexibility	Increases yield flexibility to produce an incremental 10 mbpd of export premium gasoline and lowers costs	YE27

MPLX is investing $2.9 billion of organic growth capital toward opportunities to meet global demand for U.S. energy, with over 90% allocated to natural gas and NGL infrastructure. With projects concentrated in the Permian and Marcellus, two of the most prolific and competitive basins in North America, investments in these value chains reflect MPLX's confidence in the long-term fundamentals of the energy market, offer some of the most compelling investments in the midstream sector, and are expected to generate mid-teens returns.

Investment	Details	MPLX Ownership	Expected In-Service
Secretariat I	200 million cubic feet per day (MMcf/d) gas processing plant in the Delaware Basin	100%	Placed in service April 2026
Harmon Creek III	300 MMcf/d gas processing plant and 40 mbpd de-ethanizer in the Marcellus	100%	Placed in service August 2026
Bay Runner and Bay Runner Twin Pipelines	Up to 5.3 billion cubic feet per day (Bcf/d) of natural gas transport capacity between Agua Dulce, Texas, and Brownsville, Texas	30%	Bay Runner: 4Q26 Bay Runner Twin: 2029
BANGL Pipeline	Expanding NGL pipeline from 250 mbpd to 300 mbpd; provides transportation from the Permian Basin to the Texas Gulf Coast	100%	4Q26
Titan Complex	Increasing sour gas treating capacity from 150 MMcf/d to over 400 MMcf/d in the Delaware Basin	100%	4Q26
Blackcomb Pipeline	2.5 Bcf/d pipeline connecting Permian supply to Agua Dulce, Texas	34%	4Q26; Began commissioning July 2026
Traverse Pipeline	2.5 Bcf/d pipeline designed to transport natural gas between Agua Dulce, Texas, and Katy, Texas	34%	2H27
Gulf Coast Fractionators	Two 150 mbpd fractionation facilities near MPC’s Galveston Bay refinery	100%	Frac I: 2028 Frac II: 2029
Gulf Coast LPG Export Terminal JV	400 mbpd LPG export terminal located in the Port of Texas City, Texas	50%	2028
Marcellus Gathering System Expansion	Supports producer activity near MPLX’s Majorsville gas processing complex	100%	1H28
Eiger Express Pipeline	3.7 Bcf/d pipeline connecting Permian supply to Katy, Texas	22%	Mid-2028
Secretariat II	300 MMcf/d gas processing plant in the Delaware Basin	100%	2H28
Solitude Pipeline System	Two 2.25 Bcf/d pipelines connecting Permian supply to Katy, Texas	10%	Phase I: 2H29 Phase II: 2030

Fourth-Quarter 2026 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.60
Distribution costs (in millions)	$1,725
Refining planned turnaround costs (in millions)	$230
Depreciation and amortization (in millions)	$390

Refinery throughputs (mbpd):
Crude oil refined	2,830
Other charge and blendstocks	250
Total	3,080

Corporate (includes $60 million of D&A)	$300

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream and midstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Brian Worthington, Vice President, Investor Relations
Alyx Teschel, Director, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Director

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.

Market Data
Certain relevant benchmark margin and market data, including pricing, regional and blended crack spreads and sweet and sour crude differentials, along with a hypothetical Refining and Marketing margin indicator based on such margin and market data and operational guidance provided for each quarter, is available on MPC’s Investors website at www.marathonpetroleum.com/Investors/Investor-Market-Data. MPC intends to update this information each month no later than the close of business on the second business day following the end of each month unless otherwise noted and may also provide additional updates within each month. Interested parties may register to receive automatic email alerts when the information is updated by clicking on “Sign Up” at https://www.marathonpetroleum.com/Investors/ and following the instructions provided.

Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “confidence,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation, rising interest rates or government shutdowns; the regional, national and worldwide demand for refined products and renewable diesel and other renewable fuels and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials, including increased pricing volatility or supply disruptions due to the U.S.-Iran conflict and market reactions thereto; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the ability to obtain the necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on planned, anticipated, ongoing, or completed projects or transactions, including the recently announced divestiture of the St. Paul Park and Mandan refineries and related midstream assets and the acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating within the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2025, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2026	2025	2026	2025
Revenues and other income:
Sales and other operating revenues	$56,032	$34,809	$142,226	$100,125
Income from equity method investments	359	976	791	1,418
Net gain (loss) on disposal of assets	—	(2)	(2)	4
Other income	96	66	377	253
Total revenues and other income	56,487	35,849	143,392	101,800
Costs and expenses:
Cost of revenues (excludes items below)	43,795	31,200	118,120	90,585
Depreciation and amortization	836	841	2,483	2,423
Selling, general and administrative expenses	1,100	863	2,861	2,513
Other taxes	306	232	752	682
Total costs and expenses	46,037	33,136	124,216	96,203
Income from operations	10,450	2,713	19,176	5,597
Net interest and other financial costs	287	310	997	933
Income before income taxes	10,163	2,403	18,179	4,664
Provision for income taxes	2,285	460	3,912	765
Net income	7,878	1,943	14,267	3,899
Less net income attributable to:
Noncontrolling interests	431	573	1,171	1,387
Net income attributable to MPC	$7,447	$1,370	$13,096	$2,512

Per share data
Basic:
Net income attributable to MPC per share	$26.66	$4.51	$45.51	$8.16
Weighted average shares outstanding (in millions)	279	303	287	307

Diluted:
Net income attributable to MPC per share	$26.59	$4.51	$45.40	$8.15
Weighted average shares outstanding (in millions)	280	304	288	308

Capital Expenditures and Investments (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Refining & Marketing	$284	$423	$937	$1,132
Midstream	1,119	919	3,032	1,996
Renewable Diesel(a)	—	16	—	18
Corporate(b)	41	32	113	85
Total	$1,444	$1,390	$4,082	$3,231

Capitalized interest	$34	$26	$97	$64

(a)    The nine months ended September 30, 2026 excludes $62 million of funding to the Martinez Renewables JV due to turnaround costs in the first quarter of 2026 expected to be recovered through subsequent distributions from the JV during 2026.
(b)    Includes capitalized interest.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Refining & Marketing margin(a)	$45.70	$17.60	$33.81	$16.26
Less:
Refining operating costs(b)	5.60	5.59	5.84	5.55
Distribution costs(c)	5.98	5.69	6.01	5.66
Other income(d)	(0.03)	(0.05)	(0.06)	(0.05)
Refining & Marketing segment adjusted EBITDA	$34.15	$6.37	$22.02	$5.10

Refining planned turnaround costs	$1.02	$1.45	$1.35	$1.36
Depreciation and amortization	1.37	1.54	1.47	1.52
Fees paid to MPLX included in distribution costs above	3.72	3.67	3.86	3.70

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Refining & Marketing refined product sales volume (mbpd)(a)	4,030	3,783	3,809	3,689
Crude oil refining capacity (mbpcd)(b)	2,986	2,963	2,986	2,963
Crude oil capacity utilization (percent)(b)	100	95	94	94

Refinery throughputs (mbpd):
Crude oil refined	2,973	2,822	2,813	2,777
Other charge and blendstocks	177	183	170	195
Net refinery throughputs	3,150	3,005	2,983	2,972

Sour crude oil throughput (percent)	45	42	47	44
Sweet crude oil throughput (percent)	55	58	53	56

Refined product yields (mbpd):
Gasoline	1,519	1,464	1,458	1,492
Distillates	1,210	1,103	1,122	1,083
Propane	71	62	68	66
NGLs and petrochemicals	218	222	212	209
Heavy fuel oil	78	102	77	79
Asphalt	94	83	84	79
Total	3,190	3,036	3,021	3,008
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	65	66	95	62

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel data for the regions, as shown in the tables below, is calculated based on the net refinery throughput (excludes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense. Distribution costs exclude depreciation and amortization.

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$43.46	$14.77	$33.13	$13.99
Less:
Refining operating costs	4.70	4.83	4.76	4.79
Distribution costs	6.03	5.56	5.82	5.52
Other income	(0.04)	(0.12)	(0.07)	(0.08)
Refining & Marketing Gulf Coast adjusted EBITDA	$32.77	$4.50	$22.62	$3.76

Refining planned turnaround costs	$1.49	$0.60	1.53	0.97
Depreciation and amortization(a)	1.08	1.13	1.18	1.13

Refinery throughputs (mbpd):
Crude oil refined	1,238	1,153	1,202	1,134
Other charge and blendstocks	145	152	154	158
Gross refinery throughputs	1,383	1,305	1,356	1,292

Sour crude oil throughput (percent)	61	54	59	56
Sweet crude oil throughput (percent)	39	46	41	44

Refined product yields (mbpd):
Gasoline	640	607	610	614
Distillates	519	460	492	461
Propane	41	34	39	37
NGLs and petrochemicals	138	145	142	133
Heavy fuel oil	60	65	87	56
Asphalt	17	19	16	17
Total	1,415	1,330	1,386	1,318
Inter-region refinery transfers included in throughput and yields above (mbpd)	38	36	59	37

(a)    Includes refining and distribution depreciation and amortization.

Mid-Continent Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$47.33	$19.88	$32.46	$16.97
Less:
Refining operating costs	5.39	5.32	5.94	5.10
Distribution costs	5.97	5.65	6.27	5.55
Other income	(0.03)	(0.02)	(0.04)	(0.04)
Refining & Marketing Mid-Continent adjusted EBITDA	$36.00	$8.93	$20.29	$6.36

Refining planned turnaround costs	$0.82	$1.86	1.40	1.19
Depreciation and amortization(a)	1.38	1.57	1.50	1.55

Refinery throughputs (mbpd):
Crude oil refined	1,196	1,147	1,091	1,146
Other charge and blendstocks	65	62	71	61
Gross refinery throughputs	1,261	1,209	1,162	1,207

Sour crude oil throughput (percent)	24	23	26	24
Sweet crude oil throughput (percent)	76	77	74	76

Refined product yields (mbpd):
Gasoline	622	615	598	630
Distillates	470	442	418	436
Propane	21	19	19	20
NGLs and petrochemicals	56	56	47	50
Heavy fuel oil	19	18	15	14
Asphalt	76	63	68	62
Total	1,264	1,213	1,165	1,212
Inter-region refinery transfers included in throughput and yields above (mbpd)	6	10	12	8

(a)    Includes refining and distribution depreciation and amortization.

West Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$47.46	$19.17	$38.35	$20.10
Less:
Refining operating costs	8.30	8.01	8.24	8.45
Distribution costs	5.90	6.10	5.88	6.23
Other income	(0.04)	(0.02)	(0.02)	(0.03)
Refining & Marketing West Coast adjusted EBITDA	$33.30	$5.08	$24.25	$5.45

Refining planned turnaround costs	$0.30	$2.54	0.81	2.72
Depreciation and amortization(a)	2.05	2.43	2.08	2.43

Refinery throughputs (mbpd):
Crude oil refined	539	522	520	497
Other charge and blendstocks	32	35	40	38
Gross refinery throughputs	571	557	560	535

Sour crude oil throughput (percent)	53	59	60	63
Sweet crude oil throughput (percent)	47	41	40	37

Refined product yields (mbpd):
Gasoline	276	267	274	265
Distillates	227	202	219	188
Propane	9	9	10	9
NGLs and petrochemicals	31	27	31	32
Heavy fuel oil	32	53	30	46
Asphalt	1	1	1	—
Total	576	559	565	540
Inter-region refinery transfers included in throughput and yields above (mbpd)	21	20	24	17

(a)    Includes refining and distribution depreciation and amortization.

Midstream Operating Statistics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Pipeline throughputs (mbpd)(a)	6,053	6,024	5,946	6,088
Terminal throughputs (mbpd)	3,375	3,173	3,205	3,151
Gathering system throughputs (million cubic feet per day)(b)	7,216	6,906	6,857	6,663
Natural gas processed (million cubic feet per day)(b)	9,941	10,075	9,648	9,866
C2 (ethane) + NGLs fractionated (mbpd)(b)	696	677	670	657

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Renewable Diesel Financial Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Renewable Diesel margin(a)	$304	$8	$758	$83
Less:
Operating costs(b)	75	67	216	203
Distribution costs(c)	29	22	89	69
Other income(d)	(54)	(25)	(97)	(72)
Renewable Diesel segment adjusted EBITDA	$254	$(56)	$550	$(117)

Planned turnaround costs	$1	$1	$3	$37
JV planned turnaround costs	2	3	32	13
Depreciation and amortization	16	17	48	53
JV depreciation and amortization	23	22	68	67

(a)Sales revenue less cost of renewable inputs and purchased products.
(b)Excludes planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Select Financial Data (unaudited)

	September 30, 2026	June 30, 2026
(in millions of dollars)
Cash and cash equivalents	$12,805	$7,768
Short-term investments	804	—
Total consolidated debt(a)	33,022	32,816
MPC debt	6,414	7,176
MPLX debt	26,608	25,640
Equity	29,852	25,720

(in millions)
Shares outstanding	275	283

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to, net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net income attributable to MPC	$7,447	$1,370	$13,096	$2,512
Pre-tax adjustments:
Tax and legal settlements(a)	123	—	123	—
Clean fuel production tax credit(b)	—	—	(32)	—
Gain on sale of assets	—	(738)	—	(738)
SRE(c)	—	(57)	—	(57)
Transaction-related costs(d)	—	21	—	21
Tax impact of adjustments(e)	(29)	151	(21)	151
Non-controlling interest impact of adjustments	—	168	—	168
Adjusted net income attributable to MPC	$7,541	$915	$13,166	$2,057

Diluted income per share	$26.59	$4.51	$45.40	$8.15
Adjusted diluted income per share	$26.93	$3.01	$45.64	$6.67

Weighted average diluted shares outstanding	280	304	288	308

(a)    Includes adjustments for a tax matter dispute with the City of Carson relating to municipal taxes covering multiple prior year periods as well as legal settlements arising from a single event in a prior year.
(b)    Recognition of 2025 clean fuel production tax credits as a result of proposed regulatory guidance issued in February of 2026 which clarified the qualification criteria for 45Z credits.
(c)    Small Refinery Exemption (“SRE”) credit under the Renewable Fuel Standard program.
(d)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interests in BANGL LLC and the divestiture of the Rockies gathering and processing operations.
(e)    Income taxes were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to, income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net income attributable to MPC	$7,447	$1,370	$13,096	$2,512
Net income attributable to noncontrolling interests	431	573	1,171	1,387
Provision for income taxes	2,285	460	3,912	765
Net interest and other financial costs	287	310	997	933
Depreciation and amortization	836	841	2,483	2,423
Renewable Diesel JV depreciation and amortization	23	22	68	67
Refining & Renewable Diesel planned turnaround costs	295	401	1,102	1,141
Renewable Diesel JV planned turnaround costs	2	3	32	13
Tax and legal settlements(a)	123	—	123	—
Clean fuel production tax credit(b)	—	—	(32)	—
Gain on sale of assets	—	(738)	—	(738)
SRE(c)	—	(57)	—	(57)
Transaction-related costs(d)	—	21	—	21
Adjusted EBITDA	$11,729	$3,206	$22,952	$8,467

(a)    Includes adjustments for a tax matter dispute with the City of Carson relating to municipal taxes covering multiple prior year periods as well as legal settlements arising from a single event in a prior year.
(b)    Recognition of 2025 clean fuel production tax credits as a result of proposed regulatory guidance issued in February of 2026 which clarified the qualification criteria for 45Z credits.
(c)    Small Refinery Exemption (“SRE”) credit under the Renewable Fuel Standard program
(d)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interests in BANGL LLC and the divestiture of the Rockies gathering and processing operations.

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products, which includes impacts from derivative activity. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Refining & Marketing segment adjusted EBITDA	$9,895	$1,762	$17,927	$4,141
Plus (Less):
Depreciation and amortization	(397)	(426)	(1,194)	(1,237)
Refining planned turnaround costs	(294)	(400)	(1,099)	(1,104)
Selling, general and administrative expenses	754	677	2,090	1,968
Income from equity method investments	(2)	(3)	(12)	(11)
Net (gain) loss on disposal of assets	—	2	—	2
Other income	(48)	(36)	(178)	(155)
Refining & Marketing gross margin	9,908	1,576	17,534	3,604
Plus (Less):
Operating expenses (excluding depreciation and amortization)	3,136	3,032	9,323	8,819
Depreciation and amortization	397	426	1,194	1,237
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(145)	(95)	(362)	(263)
Other taxes included in Refining & Marketing margin	(52)	(74)	(160)	(207)
Refining & Marketing margin	$13,244	$4,865	$27,529	$13,190

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.

Refining & Marketing Margin by region:

	Three Months Ended September 30,
	2026			2025
	Margin	Net Refinery Throughput	Margin	Margin	Net Refinery Throughput	Margin
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$5,376	1,344	$43.46	$1,724	1,269	$14.77
Mid-Continent	5,468	1,256	47.33	2,194	1,199	19.88
West Coast	2,400	550	47.46	947	537	19.17
Refining & Marketing	$13,244	3,150	45.70	$4,865	3,005	17.60

	Nine Months Ended September 30,
	2026			2025
	Margin	Net Refinery Throughput	Margin	Margin	Net Refinery Throughput	Margin
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$11,726	1,297	$33.13	$4,796	1,255	$13.99
Mid-Continent	10,189	1,150	32.46	5,554	1,199	16.97
West Coast	5,614	536	38.35	2,840	518	20.10
Refining & Marketing	$27,529	2,983	33.81	$13,190	2,972	16.26

Refining & Marketing Adjusted EBITDA by region:

	Three Months Ended September 30,
	2026			2025
	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$4,052	1,344	$32.77	$525	1,269	$4.50
Mid-Continent	4,159	1,256	36.00	986	1,199	8.93
West Coast	1,684	550	33.30	251	537	5.08
Refining & Marketing Segment	$9,895	3,150	34.15	$1,762	3,005	6.37

	Nine Months Ended September 30,
	2026			2025
	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$8,008	1,297	$22.62	$1290	1,255	$3.76
Mid-Continent	6,369	1,150	20.29	2082	1,199	6.36
West Coast	3,550	536	24.25	769	518	5.45
Refining & Marketing Segment	$17,927	2,983	22.02	$4,141	2,972	5.10

Renewable Diesel Margin
Renewable Diesel margin is defined as sales revenue plus value attributable to qualifying regulatory credits earned during the period less cost of renewable inputs and costs for purchased product, including from our Martinez Renewables JV. We use, and believe our investors use, this non-GAAP financial measure to evaluate our Renewable Diesel segment’s operating and financial performance. This measure should not be considered a substitute for, or superior to, Renewable Diesel gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Renewable Diesel Segment Adjusted EBITDA to Renewable Diesel Gross Margin and Renewable Diesel Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Renewable Diesel segment adjusted EBITDA	$254	$(56)	$550	$(117)
Plus (Less):
Depreciation and amortization	(16)	(17)	(48)	(53)
JV depreciation and amortization	(23)	(22)	(68)	(67)
Planned turnaround costs	(1)	(1)	(3)	(37)
JV planned turnaround costs	(2)	(3)	(32)	(13)
Selling, general and administrative expenses	11	8	27	26
Income from equity method investments	(52)	(22)	(62)	(56)
Other income	(17)	(10)	(71)	(21)
Renewable Diesel gross margin	154	(123)	293	(338)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	113	92	353	304
Depreciation and amortization	16	17	48	53
Martinez JV depreciation and amortization	21	22	64	64
Renewable Diesel margin	$304	$8	$758	$83